                         Notice of Guaranteed Delivery
                                      to

  Tender and Consent to Certain Amendments to the Certificate of Designation
                                with respect to

                      PEGASUS COMMUNICATIONS CORPORATION
            (to be renamed Pegasus Satellite Communications, Inc.)
                               Offer to Exchange
         its 12 3/4% Series A Cumulative Exchangeable Preferred Stock
                                for any and all
                     (but not less than a majority) of the
           12 3/4% Series A Cumulative Exchangeable Preferred Stock,
                    when issued, of our new holding company
              (to be renamed Pegasus Communications Corporation)
                         and Solicitation of Consents

                              CUSIP No. 705904209

                      Pursuant to the Offering Memorandum
                             dated December 19, 2000

     This Notice of Guaranteed Delivery or a form substantially equivalent hereto must be used to accept the Exchange Offer and simultaneously to consent to the proposed amendments (the "Proposed Amendments") to the Certificate of Designation pursuant to which the Pegasus Communications Corporation 12 3/4% Series A Cummulative Exchangeable Preferred Stock (the "Pegasus Communications Preferred Stock") was issued if (a) certificates representing the Pegasus Communications Preferred Stock are not immediately available or (b) time will not permit the Pegasus Communications Preferred Stock and all other required documents to reach the exchange agent on or prior to the Consent Expiration Date and Exchange Offer Expiration Date (each as defined below), as the case may be. This form may be delivered by an Eligible Institution by mail or hand delivery or transmitted, via facsimile to the exchange agent as set forth below. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Offering Memorandum dated December 19, 2000 (as the same may be amended or supplemented from time to time, the "Offering Memorandum") of Pegasus Communications Corporation.

     The Exchange Offer and the Consent Solicitation are not being made to (nor will the surrender of Pegasus Communications Preferred Stock be accepted from or on behalf of) holders of Pegasus Communications Preferred Stock in any jurisdiction in which the making or acceptance of the Exchange Offer or the Consent Solicitation would not be in compliance with the laws of such jurisdiction.

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THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 18,
2001, UNLESS FURTHER EXTENDED (THE "EXCHANGE OFFER EXPIRATION DATE"). HOLDERS OF PEGASUS COMMUNICATIONS PREFERRED STOCK (AS DEFINED HEREIN) MUST TENDER THEIR PEGASUS COMMUNICATIONS PREFERRED STOCK AND PROVIDE THEIR CONSENTS (AS DEFINED HEREIN) TO THE PROPOSED AMENDMENTS TO THE PEGASUS COMMUNICATIONS CORPORATION PREFERRED STOCK CERTIFICATE OF DESIGNATION (AS DEFINED HEREIN) PRIOR TO THE EXCHANGE OFFER EXPIRATION DATE IN ORDER TO RECEIVE PEGASUS SATELLITE PREFERRED STOCK (AS DEFINED HEREIN). THE CONSENT EXPIRATION DATE IS JANUARY 18, 2001, IF ON SUCH DATE THE EXCHANGE AGENT HAS RECEIVED DULY EXECUTED AND UNREVOKED CONSENTS TO THE PROPOSED AMENDMENTS FROM HOLDERS REPRESENTING A MAJORITY OF THE OUTSTANDING SHARES OF SUCH PREFERRED STOCK (THE "REQUISITE CONSENTS"), OR SUCH LATER DATE THAT THE EXCHANGE AGENT SHALL HAVE FIRST RECEIVED THE REQUISITE CONSENTS. CONSENTS MAY BE REVOKED AND TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE CONSENT EXPIRATION DATE, BUT NOT THEREAFTER (EXCEPT UNDER CERTAIN LIMITED CIRCUMSTANCES DESCRIBED MORE FULLY HEREIN). THE CONSUMMATION OF THE EXCHANGE OFFER AND THE CONSENT SOLICITATION IS CONDITIONED UPON SATISFACTION OF, AMONG OTHER THINGS, THE MINIMUM TENDER CONDITION AND THE REQUISITE CONSENT CONDITION. THESE CONDITIONS ARE DESCRIBED IN THE OFFERING MEMORANDUM.
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  The exchange agent for the Exchange Offer and the Consent Solicitation is:


                           First Union National Bank



        By Registered or Certified Mail:      By Hand or Overnight Courier:
            First Union National Bank           First Union National Bank
        1525 West W.T. Harris Blvd., 3C3    1525 West W.T. Harris Blvd., 3C3
            Charlotte, NC 28288                    Charlotte, NC 28262
         Attention: Michael Klotz               Attention: Michael Klotz
            Telephone: (704) 590-7408           Telephone: (704) 590-7408

               By Facsimile:                       To Confirm Receipt:

              (704) 590-7628                         (704) 590-7408


     Delivery of this Notice of Guaranteed Delivery to an address, or transmission via facsimile, other than as set forth above, will not constitute a valid delivery.

     This form is not to be used to guarantee signatures. If a signature on the Consent and Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Consent and Letter of Transmittal.


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

Ladies and Gentlemen:

     The undersigned hereby tender(s) and delivers to Pegasus Communications Corporation consents with respect to, upon the terms and subject to the conditions set forth in the Offering Memorandum, receipt of which is hereby acknowledged, the number of shares of Pegasus Communications Preferred Stock set forth below, pursuant to the guaranteed delivery procedures set forth in the Offering Memorandum under the heading The Exchange Offer and Consent Solicitation--Procedures for Tendering and Consenting and --Guaranteed Delivery Procedures.

     The undersigned understands that holders of Pegasus Communications Preferred Stock who tender Pegasus Communications Preferred Stock are obligated to consent to the Proposed Amendments as described in the Offering Memorandum under the caption Proposed Amendments to the Pegasus Communications Preferred Stock Certificate of Designation and Exchange Notes Indenture, and, accordingly, the undersigned hereby consents to the Proposed Amendments and acknowledges that tendering such Pegasus Communications Preferred Stock in accordance with the Exchange Offer constitutes a consent with respect to such Pegasus Communications Preferred Stock.

     Subject to and effective upon acceptance for purchase of the Pegasus Communications Preferred Stock tendered herewith, the undersigned hereby sells, assigns and transfers to or upon the order of Pegasus Communications Corporation all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the undersigned's status as a holder of, all Pegasus Communications Preferred Stock tendered hereby. The undersigned authorizes the exchange agent to deliver this Notice of Guaranteed Delivery to Pegasus Communications Corporation and the exchange agent as evidence of the undersigned's Consent to the Proposed Amendments with respect to the Pegasus Communications Preferred Stock Certificate of Designation and as certification that the requisite consents (as defined in the Offering Memorandum) to the Proposed Amendments have been received. In the event of a termination of the Exchange Offer, the Pegasus Communications Preferred Stock tendered pursuant thereto will be returned to the tendering holder promptly.

     The undersigned hereby represents and warrants that the undersigned accepts the terms and conditions of the Offering Memorandum and the Consent and Letter of Transmittal, has full power and authority to tender sell, assign and transfer the Pegasus Communications Preferred Stock tendered hereby and that Pegasus Communications Corporation will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The undersigned will, upon request, execute and deliver any additional documents deemed by the exchange agent or Pegasus Communications Corporation to be necessary or desirable to complete the sale, assignment and transfer of the Pegasus Communications Preferred Stock tendered.

     All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.


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
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                           PLEASE SIGN AND COMPLETE

Signature(s) of Registered Holder(s) Address(es): ------------------------ or Authorized Signatory:
                                         -------------------------------------
------------------------------------
                                         -------------------------------------
------------------------------------
                                         -------------------------------------
Name(s) of Registered Holder(s):         Area Code and Telephone No.:

------------------------------------     -------------------------------------

------------------------------------
Number of Shares of Pegasus Communications
Preferred Stock Tendered and as to
which Consents are given

 ------------------------------------
                                         If Pegasus Communications Preferred
                                         Stock will be delivered by a book-entry
                                         transfer, check trust company:
Certificate No.(s) of Pegasus Communications
Preferred Stock (if available):
                                         / / The Depository Trust Company

------------------------------------    Transaction Code No.:
                                                             -------------------

------------------------------------    Depository Account No.:
                                                               -----------------

HOLDERS WHO TENDER PEGASUS COMMUNICATIONS PREFERRED STOCK ARE OBLIGATED TO CONSENT TO THE PROPOSED AMENDMENTS. DELIVERY OF PEGASUS COMMUNICATIONS PREFERRED STOCK PURSUANT TO THIS NOTICE OF THE GUARANTEED DELIVERY WILL BE DEEMED TO CONSTITUTE A CONSENT TO THE PROPOSED AMENDMENTS.

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   This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Pegasus Communications Preferred Stock exactly as their name(s) appear(s) on the Pegasus Communications Preferred Stock or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, guardian, attorney-in-fact, officer of a corporation, executor, administrator, agent or other representative, such person must provide the following information:


                      Please print name(s) and address(es)

 Name(s):

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 Capacity:

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 Address(es):

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               GUARANTEE (Not to be used for signature guarantee)

   The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States or another "Eligible Guarantor Institution" as defined in rule 17Ad-15 under the Securities Act of 1934, as amended, hereby guarantees that, within two business days from the date of this Notice of Guaranteed Delivery, a properly completed and validly executed Consent and Letter of Transmittal (or a facsimile thereof), together with Pegasus Communications Preferred Stock tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Pegasus Communications Preferred Stock into the exchange agent's account at a Book-Entry Transfer Facility, pursuant to the procedures for book-entry transfer set forth in the Offering Memorandum under the caption The Exchange Offer and Consent Solicitation--Procedures for Tendering and Consenting and --Guaranteed Delivery Procedures) and all other required documents will be deposited by the undersigned with the exchange agent at one of its addresses set forth above.


 Name of Firm:
              ---------------------------  ------------------------------------
                                                   Authorized Signature

 Address:                                  Name:
         -------------------------------        -------------------------------

                                           Title:
    ------------------------------------         ------------------------------


 Area Code and
  Telephone No:                            Date:
               -------------------------        -------------------------


DO NOT SEND PEGASUS COMMUNICATIONS PREFERRED STOCK WITH THIS FORM. ACTUAL SURRENDER OF PEGASUS COMMUNICATIONS PREFERRED STOCK MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND VALIDLY EXECUTED CONSENT AND LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

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